UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

Bio-Matrix Scientific Group, Inc.

(Exact Name of Company as Specified in Charter)

Commission File Number: 0-32201

Delaware	33-0824714
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

4700 Spring Street, St 304

La Mesa California, 91942

 (Address of Principal Executive Offices, Zip Code)

Company’s telephone number, including area code: (619) 702-1404

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01

On July 1, 2016 Regen BioPharma, Inc. (“Regen”) entered into an agreement (“Agreement”) with CIM Securities, LLC ("CIM") whereby CIM shall act as exclusive financial advisor and placement agent for Regen and introduce Regen to one or more accredited investors (“Investors”) in connection to a proposed private placement (the "Private Placement") of equity and / or debt securities (the "Securities") of Regen.

In the consideration of the services rendered by CIM under this Agreement, Regen agrees to pay CIM the following fees and other compensation:

(a)	A Ten Percent (10%) cash fee payable immediately upon the closing and funding of any portion of any privately placed preferred stock, common stock, convertible debt or convertible preferred stock, or any other form of equity–linked securities. Additionally, there will be a five year cashless exercise warrants from the date of Closing the Transaction equal to Ten Percent (10%) of the common shares or common share equivalents issued or to be issued in this or any other form of equity-linked financing with an exercise price equal to the offering or conversion price in such financing. If Regen brings in any accredited investors during this agreement term period though the close of the Offering, Regen shall pay CIM Two and One Half Percent (2.5%); These reduced banker fees and warrants would apply to the Minimum Offering as well and any additional investors after the Minimum is met.
(b)	A Five Percent (5%) cash fee payable immediately upon the closing and funding of any subordinated or mezzanine debt financing, including any unitranche or senior “stretch” term loans or credit facilities along with Five Percent (5%) warrants priced as the same as the investors would get for their warrants or shares attached to the debt securities;
(c)	A Three Percent (3%) cash fee payable immediately upon the closing and funding of any senior debt financing, including any asset based revolving credit facilities along with Three Percent (3%) of the warrants at the fair market value of Regen at the time of the Transaction (price to be determined by mutual agreement);
(d)	A Cash Fee equal to Five Percent (5%) of the Aggregate Value of any M&A transaction sourced by CIM including all equity, mezzanine, senior debt, and any additional monies paid out at closing to Regen or target Acquisition.
(e)	A Cash Fee equal to Five Percent (5%) for any Joint Venture, Strategic Partnership, or Gross Revenue share on any Transactions brought by CIM to Regen.
(f)	A non-refundable and non-contestable upfront retainer of $12,500 payment due, upon signing of this Agreement, to CIM Securities, LLC. Regen will hereby give CIM Securities, and its designees a further engagement fee in the form of a right to purchase warrants (“Engagement Warrants”) for 150,000 Preferred Shares with either a cash exercise price of $1,000 for the shares or via cashless exercise provision. CIM will purchase this Engagement Warrant from Regen for a nominal price of $100 for the warrant agreement.
(g)	All amounts payable (not to include the nonrefundable retainer) hereunder shall be paid to CIM out of an escrow account here in the U.S. by an FDIC Insured Banking Institution that is acceptable to CIM at the closing or by such other means acceptable to CIM, along with any out of pocket expenses incurred in carrying out any Due Diligence and Marketing expenses of the Financing. Regen and CIM may choose to do a best efforts with a “no minimum offering” at which time there would be no need for an Escrow Account; but Regen agrees not to cash any check or to take any wire funds from an Investor until fully accepted by CIM Chief Compliance Officer Sinh Ly.

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(h)	If during the Term of this Agreement Regen shall source an investor then Regen will agree to pay CIM Securities a fee equal to 100% of both the cash fees and warrants compensation as outlined in the same manner for both (a) thru (f) of this section. Should Regen source any of the Investors on its own efforts (excluding other FINRA member firms) then it would only pay CIM 50% of it fees and warrants in paragraphs (a) thru (f); and if Regen has a current “carve out” list that it is talking to right now and would like to provide it to us on the date of this Agreement being signed then CIM would agree to take only 25% of its fees and warrants as outlined in paragraphs (a) thru (f) which would be attached to this Agreement in Exhibit A hereto, if any.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement , which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Regen is a controlled subsidiary of Bio-Matrix Scientific Group, Inc.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

Item 10.1	Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-MATRIX SCIENTIFIC GROUP, INC.

Dated: July 7, 2016	By: /s/ David Koos
David Koos
Chief Executive Officer

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